Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-62243, 33-00020, 333-94121, 333-38725, 333-02374, 333-107092, 333-107093, 333-125390 and 333-127580 on Form S-8, Registration Statement Nos. 33-81772, 333-47399, 333-80427, and 333-44722 on Form S-3 and Registration Statement No. 333-139581 on Form S-3ASR of our report dated February 28, 2007, relating to the consolidated financial statements and financial statement schedule of Post Properties, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SEC Staff Accounting Bulletin No.108, Considering the Effect of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements), and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Post Properties, Inc. for the year ended December 31, 2006.
Deloitte & Touche LLP
Atlanta, Georgia
February 28, 2007